UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (713) 328-3000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 21, 2022, Talos Energy Inc., a Delaware corporation (“Talos”), Talos Production Inc., a Delaware corporation and an indirect wholly owned subsidiary of Talos (“Talos Production”), Tide Merger Sub I Inc., a Delaware corporation and a directly wholly owned subsidiary of Talos, Tide Merger Sub II LLC, a Delaware limited liability company and a directly wholly owned subsidiary of Talos, Tide Merger Sub III LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Talos Production, EnVen Energy Corporation, a Delaware corporation (“EnVen”), and BCC EnVen Investments, L.P., a Delaware limited partnership, in its capacity as the representative of the equityholders of EnVen, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, EnVen would become a direct wholly owned subsidiary of Talos through a series of mergers (the “Mergers”).

On February 13, 2023 (the “Closing Date”), the Mergers were consummated, and Talos acquired all of the outstanding equity interests in EnVen (the “Closing”).

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Supplemental Indentures

On February 13, 2023, in connection with the Mergers, Talos Production, as successor by merger to EnVen, and Talos Production’s subsidiaries that are guarantors of the Talos Notes (as defined below) (the “Talos Entities”) entered into a second supplemental indenture (the “EnVen Supplemental Indenture”) to the Indenture, dated as of April 15, 2021 (as supplemented from time to time, the “EnVen Indenture”), by and among Energy Ventures GoM LLC, a Delaware limited liability company (the “EnVen Issuer”), EnVen Finance Corporation, a Delaware corporation (the “EnVen Co-Issuer” and, together with the EnVen Issuer, the “EnVen Issuers”), EnVen, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, governing the 11.750% Senior Secured Second Lien Notes due 2026 issued by the EnVen Issuers (the “EnVen Notes”). Pursuant to the EnVen Supplemental Indenture, Talos Production assumed the rights and obligations of EnVen as the “Company” and as a “Guarantor” (as such terms are defined in the EnVen Indenture) under the EnVen Indenture, and the Talos Entities agreed to unconditionally guarantee all of Talos Production’s obligations under the EnVen Indenture.

On February 13, 2023, in connection with the Mergers, the EnVen Issuers and their subsidiaries that are guarantors of the EnVen Notes (collectively, the “EnVen Entities”) entered into a third supplemental indenture (the “Talos Supplemental Indenture” and together with the EnVen Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of January 4, 2021 (as supplemented from time to time, the “Talos Indenture”), between Talos Production, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the 12.00% Second-Priority Senior Secured Notes due 2026 issued by Talos Production (the “Talos Notes”). Pursuant to the Talos Supplemental Indenture, the EnVen Entities agreed to unconditionally guarantee all of Talos Production’s obligations under the Talos Indenture.

The foregoing description of the Supplemental Indentures is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the EnVen Supplemental Indenture and the Talos Supplemental Indenture, copies of which are attached hereto as Exhibit 4.2 and Exhibit 4.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Mergers, pursuant to the Parent Support Agreement, dated as of September 21, 2022, by and among EnVen, Talos and affiliates of Riverstone Holdings LLC (the “Talos Support Agreement”), Riverstone Holdings LLC has (i) terminated that certain Amended & Restated Stockholders’ Agreement, dated as of March 29, 2022, among Talos, Riverstone Talos Energy EquityCo LLC, Riverstone Talos Energy DebtCo LLC, Riverstone V FT Corp Holdings, L.P., ILX Holdings II, LLC and Riverstone V Castex 2014 Holdings, L.P. (the “Stockholders’ Agreement”), and (ii) caused Mr. Robert Tichio to resign from the board of directors of Talos (the “Talos Board”), effective immediately.

In connection with the termination of Stockholders’ Agreement, Talos and certain affiliates of Riverstone Holdings LLC entered into a Letter Agreement, dated February 13, 2023 (the “Letter Agreement”), pursuant to which the parties thereto agreed to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause the Stockholders’ Agreement to be terminated without any further force and effect.

The forgoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Pursuant to the Merger Agreement, at the Closing, holders of shares of EnVen Class A Common Stock, par value $0.001 per share (the “EnVen Common Stock”), received, in exchange for their shares of EnVen Common Stock owned immediately following the Preferred Conversion and immediately prior to the effective time of the First Merger (each term as defined in the Merger Agreement), their proportionate share of the aggregate merger consideration of (i) 43.8 million shares of common stock, par value $0.01 per share, of Talos (“Talos Common Stock”) and (ii) $212.5 million in cash, as adjusted pursuant to the terms of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Talos’s Current Report on Form 8-K filed on September 22, 2022 and the terms of which are incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the completion of the Mergers and as of the effective time of the Third Merger (as defined in the Merger Agreement), Talos Production assumed the EnVen Notes and became the “Company” and a “Guarantor” under the EnVen Indenture (as such terms are defined therein), and the Talos Entities agreed to unconditionally guarantee all of Talos Production’s obligations under the EnVen Indenture. As of the Closing Date, $257,500,000 aggregate principal amount of EnVen Notes are outstanding. The EnVen Notes are senior secured second lien obligations of Talos Production, the EnVen Entities and the Talos Entities. The EnVen Indenture contains restrictive covenants that, among other things, restrict the ability of Talos Production and each of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to Talos Production or any of its restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) form unrestricted subsidiaries. These restrictive covenants are subject to a number of important qualifications and limitations. In addition, certain of these restrictive covenants will be suspended before the EnVen Notes mature if at any time no default or event of default exists under the EnVen Indenture and the EnVen Notes receive an investment grade rating from at least two ratings agencies. The EnVen Indenture also contains customary events of default.

As a result of the completion of the Mergers, the EnVen Entities agreed to unconditionally guarantee all of Talos Production’s obligations under the Talos Indenture. As of the Closing Date, $650,000,000 aggregate principal amount of Talos Notes are outstanding. The Talos Notes are senior secured second lien obligations of Talos Production, the EnVen Entities and the Talos Entities. The Talos Indenture contains restrictive covenants that, among other things, restrict the ability of Talos Production and each of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to Talos Production or any of its restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) form unrestricted subsidiaries. These restrictive covenants are subject to a number of important qualifications and limitations. In addition, certain of these restrictive covenants will be suspended before the Talos Notes mature if at any time no default or event of default exists under the Talos Indenture and the Talos Notes receive an investment grade rating from at least two ratings agencies. The Talos Indenture also contains customary events of default.

The foregoing description of the EnVen Indenture and the Talos Indenture is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the EnVen Indenture and the Talos Indenture, copies of which are attached hereto as Exhibit 4.1 and 4.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

On February 8, 2023, the Talos stockholders approved a series of proposals to approve and adopt a Second Amended and Restated Certificate of Incorporation of Talos (the “Second A&R Charter”) and approve on a non-binding, advisory basis, a Second Amended and Restated Bylaws of Talos (the “Second A&R Bylaws”) at a special meeting of the stockholders.

On February 13, 2023, Talos filed with the Office of the Secretary of State of the State of Delaware the Second A&R Charter to (i) declassify the Talos Board from three classes to one class at the 2025 annual meeting of stockholders, with each Class I, Class II and Class III director being elected annually for a one-year term thereafter; (ii) provide that members of the Talos Board may be removed, with or without cause, by the affirmative vote of Talos stockholders holding at least a majority of the voting power of the outstanding shares of Talos Common Stock; (iii) provide that the Second A&R Bylaws may be amended, altered or repealed by the affirmative vote of the holders of a majority of the voting power of Talos’s capital stock outstanding and entitled to vote thereon; (iv) clarify that, to the fullest extent permitted by and enforceable under applicable law, the exclusive forum for claims under the Securities Act of 1933, as amended (the “Securities Act”) shall be the federal district courts of the United States, and that such exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (v) make certain other administrative and clarifying changes to the Second A&R Charter that the Talos Board deems appropriate to effect the foregoing amendment proposals and the termination of the Stockholders’ Agreement as contemplated by the Talos Support Agreement. The Second A&R Bylaws became effective at the Closing.

The forgoing description of each of the Second A&R Charter and the Second A&R Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Second A&R Charter and the Second A&R Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Closing, Robert Tichio tendered his resignation from the Talos Board. Mr. Tichio served as a director and as a member of the Compensation Committee and Nominating and Governance Committee of the Talos Board. The decision of Mr. Tichio to resign as a director of Talos was pursuant to the Talos Support Agreement and not a result of any disagreement with Talos on any matter relating to the operations, policies or practices of Talos.

Appointment of Directors

Pursuant to the Merger Agreement, effective as of the Closing Date, Talos caused (a) the number of directors constituting the Talos Board to be increased to eight and (b) two individuals designated by EnVen to be appointed as members of the Board of Directors of Talos. Shandell Szabo and Richard Sherrill were appointed to fill the two vacancies on the Talos Board, to serve until Talos’s 2023 Annual Meeting of Stockholders or until their successors shall be elected and qualified, or, if earlier, until their respective deaths, disability, resignations, disqualifications or removals from office. The biographical information of Ms. Szabo and Mr. Sherrill is included below:

Shandell Szabo – Director Nominee – 48 – Ms. Szabo has served on the EnVen Board of Directors since February 2020. Ms. Szabo served nearly 20 years with Anadarko Petroleum Corporation (“Anadarko”) in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including Vice President of US Exploration from 2018 to 2019, Vice President of Lower 48 Onshore Exploration from 2016 to 2018, Director of Investor Relations from 2015 to 2016, Exploration Manager Greater Permian from 2014 to 2015, General Manager of the Anadarko’s Freestone, Chalk, and Hugoton fields from 2013 to 2015, Geoscience Manager Haynesville East Texas from 2011 to 2013, and Regional Gulf of Mexico Manager from

2009 to 2010. Prior to Anadarko, Ms. Szabo held various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico. Ms. Szabo is also active in her community, serving on the Montgomery County executive leadership team for the Leukemia and Lymphoma Society and Chairing the 2023 Student Visionaries of the Year leadership program. She is also a member of the Corporate Regional Council for the United Way and the American Association of Petroleum Geologist Corporate Advisory Board.

Ms. Szabo holds a Bachelor of Science in Environmental Geology from the University of Michigan and a Master of Science in Environmental Geology from Texas Christian University. She is a registered professional geologist in the state of Texas.

Richard Sherrill – Director Nominee – 57 – Mr. Sherrill has served as President of Clean Aire Partners (“CAP”) since 2021, an energy transition company focused on carbon capture, processing, transportation, and sequestration, and is the founding partner of the company. Prior to CAP, Mr. Sherrill was the President and a board member of Ceritas Energy LLC (“Ceritas”), a midstream natural gas company focused on providing producers with midstream gathering and process solution in various onshore regions of the U.S. and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners, since the founding of the company in 2003. Prior to forming Ceritas, Mr. Sherrill held various senior management roles at Duke Energy Corporation (NYSE: DUK) (“Duke”) over four years, which culminated in his position as Chief Operating Officer of Duke’s North American commercial activities. In this role, Mr. Sherrill oversaw all of the North American commercial activities for Duke in the deregulated natural gas and power space. Prior to Duke, Mr. Sherrill began in the industry at the private partnership Natural Gas Clearinghouse, which became Dynegy, Inc., ultimately holding the position of Vice President. Prior to Natural Gas Clearinghouse, Mr. Sherrill began his career with over four years at First Interstate Bank of Texas, now part of Wells Fargo, where he worked with upstream, midstream and energy merchant clients in the firm’s Energy Lending Group.

Mr. Sherrill earned a Bachelor of Business Administration degree in finance from the University of Texas at Austin.

As of the Closing Date, the Talos Board has eight members. In connection with the appointment of Ms. Szabo and Mr. Sherrill, the Board determined that each of Ms. Szabo and Mr. Sherrill qualify as “independent” under the rules of The New York Stock Exchange. Ms. Szabo has been appointed to serve on the Compensation Committee and the Safety, Sustainability & Corporate Responsibility of the Talos Board, and Mr. Sherrill has been appointed to serve on the Audit Committee and Compensation Committee of the Talos Board, effective immediately.

Each of Ms. Szabo and Mr. Sherrill is not related to any officer or director of Talos. There are no transactions or relationships between each of Ms. Szabo and Mr. Sherrill, on the one hand, and Talos, on the other hand, that would be required to be reported under Item 404(a) of Regulation S-K.

Director Indemnification Agreement

In connection with the appointment of Ms. Szabo and Mr. Sherrill to the Talos Board, Talos entered into a customary indemnification agreement (collectively, the “Indemnification Agreements”), in the form previously approved by the Board, with each of Ms. Szabo and Mr. Sherrill.

The foregoing description of each of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Indemnification Agreements, copies of which are filed as Exhibit 10.1 (Ms. Szabo) and Exhibit 10.2 (Mr. Sherrill) hereto and incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure

On February 13, 2023, Talos issued a press release announcing the completion of the previously announced Mergers. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated as of September 21, 2022, by and among Talos Energy Inc., Talos Production Inc., Tide Merger Sub I Inc., Tide Merger Sub II LLC, Tide Merger Sub III LLC, BCC Enven Investments, L.P. and EnVen Energy Corporation (incorporated by reference to Exhibit 2.1 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on September 22, 2022).

3.1	Second Amended and Restated Certificate of Incorporation of Talos Energy Inc.

3.2	Second Amended and Restated Bylaws of Talos Energy Inc.

4.1	Indenture, dated as of April 15, 2021, by and among Energy Ventures GoM LLC, EnVen Finance Corporation, Talos Production Inc. (as successor in interest to EnVen Energy Corporation), the other guarantors party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.2	Second Supplemental Indenture, dated as of February 13, 2023, among Talos Production Inc., each of the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.3	Indenture, dated as of January 4, 2021, by and among Talos Production Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 to Talos Energy Inc.’s Current Report on Form 8-K (File No. 001-38497) filed with the SEC on January 8, 2021).

4.4	Third Supplemental Indenture, dated as of February 13, 2023, among Talos Production Inc., Energy Ventures GoM LLC, EnVen Finance Corporation, each of the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Indemnification Agreement (Shandell Szabo).

10.2	Indemnification Agreement (Richard Sherrill).

10.3	Letter Agreement, dated February 13, 2023, by and between Talos Energy Inc., Riverstone Talos Energy EquityCo LLC, Riverstone Talos Energy DebtCo LLC, ILX Holdings II, LLC and Riverstone V Castex 2014 Holdings, L.P.

99.1	Press Release, dated February 13, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: February 13, 2023

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary